Preliminary Copies
                                                            Amendment No. 1


                        PRELIMINARY PROXY STATEMENT

                         SCHEDULE 14A INFORMATION


             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
[x] Preliminary Proxy Statement - Amendment No. 1
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 250.14a-12






                             HELIONETICS, INC.
             (Name of Registrant as Specified in its Charter)


                             HELIONETICS, INC.
                (Name of Person(s) Filing Proxy Statement)









Payment of Filing Fee (Check the appropriate box): $125 Fee Submitted with Preliminary Filing.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(8)(4) and 0-11.



                                                     - Preliminary Copies -
                                                            Amendment No. 1


                             HELIONETICS, INC.
                             6849 Hayvenhurst
                        Van Nuys, California 91406

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             December 19, 1995





To the Shareholders of HELIONETICS, INC.:

     The Annual Meeting of Shareholders of Helionetics, Inc. (the "Company"), a California corporation, will be held on Tuesday, December 19, 1995, at 10:00 A.M., Eastern Standard Time, at the Marriott Marquis, 1535 Broadway (between 45th & 46th Streets), New York, New York;

                        for the following purposes:

          Proposal (1)To elect five directors to serve until the next annual meeting of shareholders or until their successors are chosen.

          Proposal (2)To ratify and approve appointment of outside accountants.

          Proposal (3)To amend the Articles of Incorporation to effectuate a reorganization by way of a 1 for 10 reverse stock split of all outstanding common shares of Helionetics, Inc.

          Proposal (4)To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on November 17, 1995, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at said meeting.



     All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE IMMEDIATELY TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING AND ANY ADJOURNMENT THEREOF AND TO HELP ASSURE A QUORUM. If you should decide to attend the meeting, you may revoke your proxy and vote in person. Shareholders may revoke any proxies granted hereunder (a) by delivering to the undersigned at the Company's offices at 6849 Hayvenhurst, Van Nuys, California 91406 a written notice of such revocation, or (b) by presenting at the meeting a later dated proxy, or (c) by attending the meeting and voting in person.

By Order of the Board of Directors



BERNARD B. KATZ
Chairman of the Board


Van Nuys, California
                   , 1995



                                        - Preliminary Copies -
                                               Amendment No. 1





                               HELIONETICS, INC.
                               6849 Hayvenhurst
                          Van Nuys, California 91406



                        ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 19, 1995



                          PRELIMINARY PROXY STATEMENT



                            SOLICITATION OF PROXIES

                  (This solicitation is made by the Company)

     This proxy statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Helionetics, Inc. (the "Company") for use at the Annual Meeting of Shareholders on December 19, 1995, and at any and all adjournments thereof.


     A proxy may be revoked at any time prior to its exercise by written notification to the Secretary of the Company. Unless so revoked, proxies in the accompanying form which are properly executed will be voted in accordance with the specification, if any, of the shareholders and, if no specification is made, in favor of (a) the directors, as set forth below, unless authority to vote with respect to any or all nominees is withheld and (b) "for" the other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about Wednesday, November 22, 1995. The cost of solicitation of proxies will be borne by the Company.


                               VOTING SECURITIES

     The record date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournment thereof is November 17, 1995. As of that date there were 49,920,000 shares of common stock, no par value, of the Company ("Common Stock") outstanding and entitled to vote. The Company has no other class of voting securities outstanding.

                                       1


Each share of Common Stock is entitled to one vote. Shareholders may not cumulate votes for nominees.


                            PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding beneficial ownership as of November 1, 1995, of the Company's common stock, by any person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities, by each director, by each executive officer, and by officers and directors of the Company as a group.


                                   Total Number    Percentage
                                     of Shares      of Class
Name & Address                  Beneficially Owned  So Owned

Susan E. Barnes
   6849 Hayvenhurst
   Van Nuys, California 91406*       18,732,917(1)   37.3%
Bernard B. Katz,                              0(1)    0
   Chairman of the Board
E. Maxwell Malone,                      410,461       0.8%
   Chief Executive Officer,
   Director
Chaim Markheim,                         221,652       0.4%
   Director
Richard A. Sergo, Director              197,466       0.4%
Henry J. Suerth, Director               145,000       0.3%

All Current directors and
officers as a group
(5 persons)
*This address also applies to all persons listed.

(1) Includes 128,882 shares assuming conversion of Class C convertible preferred stock. Mr. Bernard B. Katz, the Chairman of the Board, is the husband of Susan E. Barnes, and may be deemed her affiliate despite the fact that these shares are held as her separate property. Mr. Katz disclaims any interest therein, and Ms. Barnes declares that she is not an affiliate of the company.

(2) Does not include 284,824 shares owned by Mrs. Sergo as her separate property, in which Mr. Sergo disclaims any interest therein.

                                       2

                Proposal 1:  NOMINEES FOR ELECTION AS DIRECTORS

     Five directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected. It is intended that the proxies solicited hereby will, unless such proxies direct otherwise, be voted for the election as directors of the persons listed below. Each of such persons is currently serving as a director. It is not expected that any of such persons will be unable to serve as a director, but if any director is unable to accept election, it is intended that shares represented by the proxies will be voted by the proxy holders for a substitute nominee selected by the Board of Directors.

     Management's Slate of Nominees for Election to the Board of Directors:

     Name                Age  Position                   Since

     Bernard B. Katz     65   Chairman of the            1989
                              Board

     E. Maxwell Malone   57   Director, President        1990
                              Chief Executive Officer

     Chaim Markheim      50   Director, Vice President   1992

     Henry J. Suerth     50   Director                   1989

     Richard A. Sergo    50   Director                   1993


     The directors shall serve until the next annual meeting of shareholders or until their successors are elected.

      Bernard B. Katz has been a director of the Company since October 1989. He previously served as a director of the Company from April 1982 to March 1984, from January 1985 to May 1985 and from September 1985 to March 1986. He was re-elected as a director on October 16, 1989. He was a proponent of the Plan of Reorganization. He is also the spouse of Susan E. Barnes, a principal shareholder of the Company who also was a proponent of the Plan of Reorganization. He is a consultant to the Company. He is also President of K.B. Equities, Inc., a Nevada corporation.

E. Maxwell Malone has been a director of the Company since 1990 and form
1989 to 1993 served as chairman of the Board and Treasurer of TrueTech, Inc. Mr. Malone was a founder and, from its inception in August 1987 through June 1989, Chairman of the Board, President and Chief Executive Officer of Bristol Research, a manufacturer of primary processing boards for personal computers. From September 1985 to August

                                       3

1987 Mr. Malone was Chief Financial Officer of Goglanian Bakers, Inc., a wholesale bakery. Mr. Malone was Chief Executive Officer of Studio Software, Inc. from March 1981 until August 1985. Prior to such time, Mr Malone served as President of Pick Systems Corporation and Pencor International Corp., two computer software firms. In 1968 he was a co-founder of Microdata Corporation, a company engaged in the manufacture of computer systems which was acquired by McDonnell Douglas Corporation in 1978. Prior to 1968, Mr. Malone was a senior scientific programmer for Lockheed Missiles & Space Corporation and Control Data Corporation as well as an instructor of Applied Statistics at Southern Illinois University.


     Chaim Markheim has been a director of the Company since May, 1992. Mr. Markheim has acted as business consultant to a diversified group of small corporations, including Definicon and Helionetics, from 1986 to the present. In 1986, Mr. Markheim served as General Manager and Chief Financial Officer of Huntington Park Club Operation, Ltd. In 1984 and 1985, Mr. Markheim was a business consultant to Exxon, W.R. Grace, Owens-Illinois and Shell Chemicals, and from 1981 to 1984 he served as Controller for the Beverage Business Unit of Campbell Soup Company. From 1976 to 1981 Mr. Markheim served in various financial positions with Atlantic Richfield Company, and prior to that time as Auditor for Coopers and Lybrand, and Seidman & Seidman. Mr. Markheim is a Certified Public Accountant for the State of California.

     Richard A. Sergo has been a director of the Company and Chairman of the Executive Committee since October 1993. He has been the President and Chief Executive Officer of Sentinel Systems since 1980 and is the inventor of its Sentry-E System. He previously served as Chief Executive Officer, Sierra Vista Technologies, Inc., Chief Operating Officer, Eagle Computer, Inc., Director of Product Development, Exxon Office Systems, and Vice President of Operations, Decision Data Computer Corporation. During his 22 years in the electronics and computer industries, Mr. Sergo has also held marketing, engineering and manufacturing positions with Aydin, Litton and General Electric, and has been responsible for generating fourteen patents, not including the patents assigned to Sentinel Systems. He completed his undergraduate and graduate work in Electrical Engineering at Purdue University.

     Henry J. Suerth has been a director to Helionetics since April 1989 and from time to time thereafter has been a consultant to the Company. He presently is President and Chief Executive Officer of Infinity Systems, Inc. He has been President and Chief Executive Officer of Decision Resources, a marketing consulting firm since 1986. From 1983 to 1986 he was Group vice President of Cahners Exposition Group. He also has held various positions for FMC Corporation, Dart Industries and Ethan Allan Inc. He received a Bachelor of Science Degree in Industrial Management from Purdue University, and a Masters Degree in Business Administration from Harvard University.


                                       4


                        BOARD ACTIVITIES AND COMMITTEES

     The Board of Directors has not maintained in 1994 any separate subcommittees of the Board of Directors, except for the Executive Committee and the Audit Committee.

     The Board of Directors had a total of 5 Board of Directors' meetings during 1995, and each incumbent director attended at least 40% of the aggregate Board Meetings.


                            EXECUTIVE COMPENSATION

     The following table sets forth for the company's last three completed fiscal years, ended December 31, 1994, certain compensation of the Company's current Chief Executive Officer and executive officers who earned more than $100,000 in the fiscal year ended December 31, 1994.

                          Summary Compensation Table

                              Annual Compen-             Long Term
                              --------------             ---------
                                  sation(1)              Compensation
                              --------------             ------------
                                                                    Other
Name and                                             Stock          Compen-
Principal                     Salary         Bonus   Options        sation
Position            Year      ($)            ($)     (#)            ($)(a)&(c)
--------            ----      ---            ---     ---            ----------
Bernard B. Katz     1994      180,000        ---     100,000(b)     ---
Chairman            1993      180,000        ---     100,000        ---
                    1992      180,000        ---     50,000         ---

E. Maxwell Malone   1994      150,000        ---     100,000(b)     12,000
President &         1993      120,000        ---     100,000        12,000
Chief Executive     1992      120,000        ---     50,000         12,000
Officer

Chaim Markheim      1994      120,000        ---     100,000(b)     12,000
Vice President, COO 1993       72,000        ---     100,000        12,000
                    1992       72,000        ---     50,000         12,000

Richard A. Sergo    1994      120,000*       ---     100,000        ---
President-Sentinel  1993
Systems

Henry J. Suerth,    1994      ---            ---     50,000         ---
Director            1993      ---            ---     50,000(b)      ---
                    1992      ---            ---     ---            ---

--------
(a)  No stock appreciation rights were granted.
(b)  Represents options vested at December 31, 1993 and 1994, respectively

                                       5

     under a three year option with a similar vesting at the end of 1995, subject to shareholder approval.

(c)  Represents car allowance paid.

* Represents compensation received as the President and Chief Executive Officer of Sentinel Systems, Inc., which the Company acquired effective March 13, 1993.

(1) In October, 1995, Mr. Malone, Mr. Markheim and Mr. Suerth were paid shares of the Company's Common Stock as compensation for part of 1994 and up to October 1995. Mr. Katz (K.B. Equities) was issued shares of Common stock for compensation covering the period September 1992 to October 1995, and was included in the number of shares issued by the Company in 1995 to Ms. Susan Barnes for the exchange of Ms. Barnes' loan to shares of the Company's Common Stock.

     (All stock options for officers and directors of the Company were voluntarily cancelled in early 1995.)

                                       6

     The following table sets forth grants of stock options made during the fiscal year ended December 31, 1994 to Executive Officers and outside directors. The Company did not issue any stock appreciation rights. The table sets forth the hypothetical gains that would exist for the options at the end of their ten year terms, assuming compound interest rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock.

                                                                    Potential
                           Individual Grants                       Realizable
                        ---------------------                       Value at
                        No. of     % of                              Assumed
                        Securities Total                         Annual Rate of
                        Under-     Options/                        Stock Price
                        lying      SARs        Exercise            Appreciation
                        Options/   Granted to  or                   For Option
                        SARs       Employees   Base     Expira-      Term (a)
                        Granted    in Fiscal   Price    tion      --------------
Name                    (#)(1)     Year        ($/Sh)   Date      5%($)  10% ($)
----                    ------     ----        ------   ----      -----  -------
Chairman of the Board
Bernard B. Katz          100,000   23%         3.00     12/31/04  0      83,000

CEO
E. Maxwell Malone        100,000   22%         3.00     12/31/04  0      83,000

COO
Chaim Markheim           100,000   22%         3.00     12/31/04  0      83,000

Director
Henry J. Suerth           50,000   11%         3.00     12/31/04  0      41,500

Director
Richard A. Sergo         100,000   --           --      --        --     --

--------
(a) These amounts, based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission's rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(Stock options for officers and directors of the Company were voluntarily cancelled in early 1995.)

                                       7

     The following table sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1994 and the aggregate gains that would have been realized had this option been exercised on December 31, 1994, even though these options were not exercised, and the unexercisable options could not have been exercised, on December 31, 1994. The Company did not issue stock appreciation rights.


              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year End Option/SAR Values

                                                                Value of
                                                                Unexercised
                                         Unexercised            In-the-Money
                     Shares              Options at             Options at
                     Acq'd on            December               December
                     Exercise  Value     31, 1994 (#)           31, 1994($)(1)
                               Realized  ------------         ----------------
Name                    (#)      ($)     Vested     Unvested  Vested  Unvested
----                 -----     -----     ------     --------  ------  --------
K.B. Equities        ---       ---       100,000    200,000   0       0
(Bernard B. Katz)

E. Maxwell Malone    ---       ---       150,000    200,000   0       0

Chaim Markheim       ---       ---       150,000    200,000   0       0

Henry J. Suerth      ---       ---       150,000     50,000   0       0

Richard A. Sergo     ---       ---       100,000     ---      0       0

     (1) Market value of shares covered by in-the- money options on December 31, 1994, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price based on a year-end stock price of $1.625.

     (Stock options for officers and directors of the Company were voluntarily cancelled in early 1995.)

                                       8

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     A. As of August 3, 1994, Tri-Lite, Inc. owed Helionetics, its principal shareholder, approximately $4,500,000 in principal and accrued interest. On August 3, 1994, Tri-Lite, Inc. entered into an agreement with Helionetics, whereby this debt was to be converted into Common Stock of Tri-Lite effective as of August 3, 1994, at the conversion rate of $3.00 per share, the market price of Tri-Lite's Common Stock on that date, for a total of 1,500,000 shares of Tri-Lite's Common Stock, subject to approval for the listing of said shares from the American Stock Exchange, which approval was granted in early 1995.

     B. On January 1, 1994, Tri-Lite, Inc. acquired 100% of the outstanding stock of Self Powered Lighting Corporation (SPL) from Helionetics. Originally, Tri-Lite agreed to issue 550,000 shares of its capital stock to Helionetics as consideration for this acquisition. On September 30, 1994, the parties agreed instead that Tri-Lite would pay Helionetics as the purchase price for SPL, the sum of $1.8 million in the form of an unsecured promissory note, based upon an independent evaluation performed by Dickinson & Company, an independent investment banker. The $1.8 million obligation bears interest at 10% per annum over an 18 month term, requires payment of $15,000 per month, and is all due and payable on August 3, 1996. The note provides for a bonus reduction in principal of $500,000 if it is paid in full on or before December 31, 1995.

     C. Neither of the above transactions between Tri-Lite Inc. and Helionetics, Inc. were at arms'-length, with the exception of the review of the purchase price for SPL by an independent investment banker for fairness; however, the Company believes the transactions are no less beneficial to the parties than had they been subject to arms'-length negotiations or independent review. The independent investment banker was the original underwriter in the October 1993 initial public offering of Tri-Lite, and the appraisal was executed by the Chief Executive Officer of said investment banker. Ongoing and future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties.

     D. A special review was conducted by the Company's independent public accountants to determine the amount of the Susan Barnes Loan. As of May 31, 1995, the balance owing was in excess of $6 million.

     E. In July, 1995, in connection with new bank financing arranged for Tri-Lite Inc., Helionetics issued an irrevocable proxy (subject to certain conditions) covering its approximately 51% of the outstanding common stock of Tri-Lite Inc., in favor of and to be exercised by the Board of Directors of Tri-Lite Inc., so long as such new bank financing is in place.

                                       9

     F. On October 16, 1995, the Board of Directors of Tri-Lite Inc. advised Helionetics that they believed the $1.8 million purchase price for SPL discussed in paragraph B above, exceeded the fair value of SPL by some $1,400,000 and they further advised that Tri- Lite did not intend to pay in excess of $400,000 for SPL. They also advised Helionetics that they believed Tri-Lite had other offsetting adjustments and claims which they intended to apply against the approximately $1,800,000 which Helionetics carries as a receivable from its Tri-Lite subsidiary.

     Helionetics disputes these Tri-Lite claims. On October 27, 1995, Tri-Lite initiated legal action, in an effort to restrain Helionetics from revoking its proxy and guarantee of Tri- Lite bank debt, and for an accounting on disputed intercompany transactions. Helionetics is preparing a countersuit action against Tri- Lite, Lawrence Terkel, Tri-Lite's President, its Board of Directors, and Tri-Lite's bank, seeking to recover the intercompany sums it claims are due, seeking to rescind the proxy delivered to Tri-Lite management, and seeking damages for corporate mismanagement, corporate waste, and likely other claims.

     G. On October 31, 1995, Helionetics declared a stock dividend distribution to all Helionetics shareholders of record to be determined on a date in the near future yet to be set, in the form of a distribution of all of the common shares of KSW, Inc. ("KSWI") held by Helionetics to its shareholders, in the ratio of one KSWI share for each 12 Helionetics shares held. A total of 4,160,000 KSWI common shares will be distributed, representing approximately 80% of KSWI's outstanding common stock.

     Concurrent with this distribution, Susan E. Barnes, a principal shareholders of Helionetics, the wife of Bernard B. Katz, the Chairman of the Helionetics Board of Directors, and the recipient of approximately 30% KSWI shares (30% of outstanding KSWI shares) delivered an irrevocable proxy to vote her KSWI shares to Floyd Warkol, the Chairman of the Board of Directors and the Chief Executive Officer of KSWI. Helionetics will not own any stock in KSWI, and no officer, director or principal shareholder will serve in any capacity in the KSWI spinoff.




                   Proposal 2:  RATIFICATION OF APPOINTMENT
                            OF OUTSIDE ACCOUNTANTS

     The Board of Directors of the Company acting by written consent effective November 30, 1994, designated Corbin & Wertz as the firm to audit the accounts of the Company for the fiscal year ending December 31, 1994, and on November 1, 1995, to audit the accounts of the Company for the fiscal year ending December 31, 1995. The shareholders are being asked to ratify such appointment.

     In connection with the audit function, Corbin & Wertz has or will review the Company's Form 10-K filings with the Securities and Exchange

                                      10

Commission for its fiscal years ended December 31, 1994 and December 31, 1995.

     All professional services rendered by Corbin & Wertz during fiscal years 1994 and 1995 were furnished at customary rates and terms.

     A representative of Corbin & Wertz is expected to be present at the meeting and will be available to respond to appropriate questions or to make a statement if he so desires.

     The Board of Directors recommends a vote FOR this proposal.

     The affirmative vote of holders of a majority of the outstanding shares of the Company's voting stock entitled to vote at the meeting is required to adopt Proposal 2.



                           Proposal 3:  TO AMEND THE
                         ARTICLES OF INCORPORATION TO
                          EFFECTUATE A REORGANIZATION
                BY WAY OF A 1 FOR 10 REVERSE STOCK SPLIT OF ALL
                         OUTSTANDING COMMON SHARES OF
                               HELIONETICS, INC.


     The Board of Directors on October 30, 1995, unanimously adopted resolutions authorizing an amendment to Helionetics' Articles of Incorporation, to effectuate a reorganization of the Company's capital structure, whereby all Common Stock would automatically be changed and converted in a reverse stock split on a 1 for 10 basis. The effect on the Company's outstanding securities would be as follows:


                                             Outstanding After 1 for
Class of Stock      Currently Outstanding    10 Reverse Stock Split
--------------      ---------------------    ----------------------
Common Stock             49,920,000               4,992,000
Class A                      51,175                  51,175
Class B                      57,629                  57,629
Class C                     310,665                 310,665
Class F                      12,700                  12,700


     The Company's authorized Preferred Shares pursuant to its Articles of Incorporation would not change and would remain the same, while the authorized Common Stock would be reduced to 10,000,000. As a result, the Company's authorized capital would be as follows:


          Class      Shares Authorized
          -----      -----------------

          Common     10,000,000

          Class A       150,000
          Class B       150,000
          Class C     2,800,000

                                      11

          Class D       100,000
          Class E        90,000
          Class F     2,800,000
          Class G         8,800

     The Board of Directors believes that the proposed 1 for 10 reverse stock split will result in a higher per share price for the Company's Common Stock, with the result that there will be more interest in the Company's Common Stock and its trading market will be fostered.

     There is no economic effect to the Common Stock shareholder nor change in the rights of the Common Stock shareholders by such a 1 for 10 reverse stock split, as each Common Stock shareholder retains after the split the same "percentage interest" represented by his "New" Common Stock shares in the Company; as the shareholder had before the split, represented by his "old" or pre-split Common Stock shares, and retains the same rights as before with respect to such new Common shares. Each Common Stock shareholder will have a reduced "number" of shares, representing 10% of the number of Common Stock shares he held before. There are no tax consequences to the Common Stock shareholders, nor to the Company as a result of the split.

     The outstanding shares of Class A, B, C, and F Preferred Stock will not be effected by the Amendment.

     Class C Preferred Stock is the only class of outstanding Preferred Stock which has accrued but unpaid dividends, said accrued dividends totaling approximately $571,000 at November 1, 1995. The Class C's right to these accumulated dividends will continue, and will not be effected by the proposed amendment.

     The precise language proposed to be adopted as an amendment to the corporation's Articles of Incorporation is as follows:

     WHEREAS, the authorized number of Common shares of this corporation is 50,000,000 shares, of which 49,920,000 shares are issued and outstanding; and

     WHEREAS, it is deemed to be in the best interests of this corporation and its shareholders that Article Four of the Articles of Incorporation be amended to decrease the number of Common Shares outstanding by combining each 10 of its issued and outstanding Common Shares into 1 Common Share; and

     WHEREAS, it is deemed to be in the best interests of this corporation to reduce the authorized number of Common Shares to 10,000,000 authorized Common Shares;


     RESOLVED, that paragraph (a) Article Four of the Articles of Incorporation shall be amended to read as follows:

                                         12

          (a)  "A total of 50,000,000 shares of new Common Stock, no par value.

          On the amendment of this article to read as hereinabove set forth, each 10 outstanding Common Shares of this corporation is combined, reconstituted, and converted into one new Common Share."

     RESOLVED FURTHER, that this amendment of the Articles of Incorporation is hereby approved; and

     RESOLVED FURTHER, that upon the approval of the foregoing 1 for 10 reverse common stock split by vote or written consent of the outstanding Common Shares, a Certificate of Amendment shall be executed and verified by the President and Secretary of the corporation and filed in the office of the California Secretary of State.

     The Board of Directors recommends a vote FOR this proposal.

     The affirmative vote of holders of a majority of the outstanding shares of the Company entitled to vote, said shares being the Common Shares, is required to adopt Proposal 3.


                                         13


                           1996 SHAREOWNER PROPOSALS

     Proposals to be submitted by shareowners under the regulations of the SEC for consideration for inclusion in the Company's Proxy Statement relating to the 1996 Annual Meeting must be received by the Company at its offices at 6849 Hayvenhurst, Van Nuys, California 91406, attention: Corporate Secretary, not later than March 8, 1996.


                                 OTHER MATTERS

     The Company hereby incorporates by reference, the financial statements, supplementary financial information, and management's discussion and analysis of financial condition and results of operation contained in the Company's 1994 Annual Report to shareholders, a copy of which is enclosed.

     Representatives of the principal accountants of the Company's current year and most recently completed fiscal year are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     The Board of Directors does not know of any matters which will be presented for consideration at the meeting of shareholders other than those referred to in the notice of meeting. If, however, any such matters should come before the meeting, the persons named in the enclosed proxy will vote the shares covered by proxy in accordance with their best judgment.


     A copy of the Company's Annual Report on Form 10-K filed with the SEC is available without charge to shareowners upon written request to Investor Relations, Helionetics, Inc., 6849 Hayvenhurst, Van Nuys, California 91406. Exhibits to the Company's Annual Report on Form 10-K filed with the SEC will be furnished upon payment of 25 cents per page.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Information as to particular dates concerning Directors and Officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareowners of the Company and filed with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     To ensure the presence of the required number of shares for voting, the Board of Directors urges all shareowners to mark, sign, date and return their proxy cards promptly. A shareowner who has mailed a proxy may also attend the Annual Meeting and vote in person. Shareowners attending the Annual Meeting in person whose shares are registered in the name of a bank or brokerage firm should bring with them evidence of

                                      14

their holdings, such as an account statement, and, in order to be eligible to vote, a validly executed and properly notarized power of attorney from such bank or brokerage firm. A shareowner may revoke a previously given proxy before it is exercised at any time prior to the closing of the polls at the Annual Meeting. The shareowner may revoke a proxy before it is exercised by writing to the Inspector of Election, c/o Corporate Secretary, 6849 Hayvenhurst, Van Nuys, California 91406, by submitting a later dated proxy (in either case, provided that the revocation is received prior to the Annual Meeting) or by voting in person at the Annual Meeting.

                                      15


                                                   - Preliminary Copies -
                                                        Amendment No. 1
                                                        ---------------

                               HELIONETICS, INC.
              PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR
              ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 19, 1995

     The undersigned hereby constitutes and appoints FRANKLIN M. DESSER, ESQ. and ADRIAN CAYETANO and each of them with full power of substitution, attorneys and proxies to the undersigned to represent the undersigned and vote all shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Marriott Marquis, 1535 Broadway, New York, New York on December 19, 1995 at 10:00 A.M. Eastern Standard Time, and at any postponement or adjournment thereof, in the following manner:

     Proposal 1.    ELECTION OF DIRECTORS

               FOR all nominees              WITHHOLD AUTHORITY
               listed below (except          to vote for the nominees
               as marked to the              listed below ______
               contrary below) ______

               ____ Bernard B. Katz          ____ Richard A. Sergo
               ____ E. Maxwell Malone        ____ Henry J. Suerth
               ____ Chaim Markheim

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

               -----------------------------

(INSTRUCTION: To grant authority to vote for any other individual nominee not listed above, write that nominee's name in the space provided below)

               -----------------------------

     Proposal 2.    TO RATIFY AND APPROVE APPOINTMENT OF OUTSIDE
                    ACCOUNTANTS.



                    FOR _____      AGAINST _____  ABSTAIN _____


     Proposal 3:    TO AMEND THE ARTICLES OF INCORPORATION TO
                    EFFECTUATE A REORGANIZATION BY WAY OF A 1 FOR
                    10 REVERSE STOCK SPLIT OF ALL OUTSTANDING
                    COMMON SHARE OF HELIONETICS, INC.


                    FOR _____      AGAINST _____  ABSTAIN _____


     IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting or any postponement or adjournment.

     If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

     Please sign exactly as name appears below. When shares are held in joint account, each owner should sign. When signing as attorney, trustee, executor, etc., so indicate. If corporation, please sign full corporate name by authorized officer. If partnership, sign in full partnership name by authorized person.

                                Date:                      , 1995
                                        ------------------
                                Signed:
                                        -------------------------
                                Signed:
                                        -------------------------

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.